Exhibit 10.51

                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT ("Agreement"), entered into as of June 1, 1997 (the "Effective Date"), is entered into by and between Randy Robertson ("Employee") and Regency Health Services, Inc., a Delaware corporation ("Company").

         The Company desires to establish it right to the continued services of Employee, in the capacity described below, on the terms and conditions and subject to the rights of termination hereinafter set forth, and Employee is willing to accept such employment on such terms and conditions.

         In consideration of the mutual agreements hereinafter set forth, Employee and Company have agreed and do hereby agree as follows:

         1. EMPLOYMENT AS VICE PRESIDENT - OUTPATIENT SERVICES OF THE COMPANY. Company does hereby employ, engage, and hire Employee as Vice President - Outpatient Services of the Company and Employee does hereby accept and agree to such hiring, engagement, and employment. Employee's duties during the Employment Period (defined below) shall be the executive, managerial and reporting duties set forth on Exhibit A hereto and such other duties as the Board of Directors of the Company, or the chief executive officer of Company shall from time to time prescribe and as provided in the Bylaws of the Company. Employee shall devote his full time, energy, and skill to the performance of his duties for Company and for the benefit of Company, reasonable vacations authorized by Company's Board of Directors and reasonable absences because of illness expected. Furthermore, Employee shall exercise due diligence and care in the performance of his duties to Company under this Agreement.

         2. TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence on the Effective Date and shall continue of a period of one (1) year; provided, however, that on the first and each succeeding anniversary of the Effective Date, the Term shall automatically be extended for one year unless, not later than thirty (30) days prior to any such anniversary date, either party shall give written notice to the other that it does not wish to extend the term of this Agreement. The period of time commencing on the Effective Date and ending on the expiration of the Term, or, if earlier, the date of termination of Employee's employment (the "Termination Date") under this or any successor agreement shall be referred to as the "Employment Period."

         3.       COMPENSATION.

                  (a)......BASE SALARY. Company shall pay Employee, and Employee agrees to accept from Company, in full payment for his services to Company, a base salary at the rate of One Hundred Sixty-Five Thousand Dollars ($165,000.00) per year ("Base Salary"), payable in equal biweekly installments or at such other time or times as Employee and Company shall agree. Employee's Base Salary shall be reviewed on a calendar year basis, at least annually, by Company and may be increase as determined by Company's Board of Directors in its sole and absolute discretion.

                  (b)......PERFORMANCE  BONUS.  Employee  shall be  eligible  to receive an annual performance bonus of according to the Company's Incentive Bonus Program.

         4. FRINGE BENEFITS. Employee shall be entitled to participate in any benefit programs, adopted from time to time, by Company for the benefit of its executive employees and Employee shall be entitled to receive such other fringe benefits as may be granted to him from time to time by Company's Board of Directors.

                  (a)......BENEFIT   PLANS.   Employee   shall  be  entitled  to
participate in any benefit plans relating to stock options, stock purchases, pension, thrift, profit sharing, life and disability insurance, medical coverage, executive medical coverage, education, or other retirement or employee benefits available to other executive employees of Company, subject to any restrictions (including waiting periods) specified in such plans.

                  (b)......VACATION. Employee shall be entitled to two (2) weeks of paid vacation per calendar year after one year of employment by the Company, three (3) weeks after five (5) years and four (4) weeks of paid vacation after ten (10) years, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies.

                  (c)......EXECUTIVE   LONG-TERM   DISABILITY   INSURANCE  PLAN.
Subject to the applicable waiting periods, Employee will be included in Company's Executive Long-Term Disability Insurance Plan, as it may be modified from time to time, at the Company's expense.

         5. BUSINESS EXPENSES. Company shall reimburse Employee for any and all necessary, customary, and usual expenses, properly receipted in accordance with the policies of the Company, incurred by Employee on behalf of Company, including reimbursement for use of Employee's personal vehicle for business purposes.

         6.       TERMINATION OF EMPLOYEE'S EMPLOYMENT.

                  (a)......DEATH.  If Employee  dies while  employed by Company, his employment shall immediately terminate. Company's obligation to pay Employee's Base Salary shall cease as of the date of Employee's death. Thereafter, Employee's beneficiaries or his estate shall receive benefits in accordance with Company's retirement, insurance, and other applicable programs and plans then in effect.

                  (b)......DISABILITY.  If, as a result of Employee's  mental or physical incapacity, Employee shall be unable to perform the services for Company contemplated by this Agreement in the manner in which he previously performed them during an aggregate of 120 business days in any consecutive seven
(7) month period ("Disability"), Employee's employment may be terminated by Company for Disability. During any period prior to such termination during which Employee is absent from the full-time performance of his duties with Company due to Disability, Company shall continue to pay Employee his Base Salary at the rate in effect at the commencement of such period of Disability. Any such payments made to Employee shall be reduced by amounts received from disability insurance obtained or provided by Company, and by the amounts of any benefits payable to Employee, with respect to such period, under Company's Executive Long-Term Disability Plan. Subsequent to the termination provided for in this
Section  6(b),   Employee's   benefits  shall  be  determined   under  Company's
retirement, insurance, and other compensation programs then in effect in accordance with the terms of such programs.

                  (c)......TERMINATION  BY THE  COMPANY  FOR CAUSE.  Company may
terminate Employee's employment under this Agreement for "Cause" at any time prior to expiration of the Term of the Agreement, only upon the occurrence of any one or more of the following events:

                  .........(i)   The  material   breach  of  this  Agreement  by
Employee, including, without limitation, repeated neglect of Employee's duties as set forth on Exhibit A hereto, Employee's lack of diligence and attention in performing services as provided in this Agreement, or Employee's repeated failure to implement or adhere to policies established by, or directives of, Company's Board of Directors; or

                  .........(ii)     Conduct of a criminal nature that may have
an adverse impact on Company's reputation and standing in the community; or

                  .........(iii)    Fraudulent conduct in connection with the
business affairs of Company, regardless of whether said conduct is designed to defraud the Company or others.

In the event of termination for Cause, Company's obligation to pay Employee's Base Salary shall cease as of the Termination Date. If Employee's employment is terminated for Cause, Employee's employment may be terminated immediately without any advance written notice.

                  (d)......TERMINATION  BY THE COMPANY  WITHOUT  CAUSE.  Company
shall have the right to terminate the Agreement prior to the expiration of the Term, at any time, without Cause. In the event Company shall so elect to terminate this Agreement Employee shall receive compensation pursuant to the Company's severance policies.

                  (e)......TERMINATION BY THE EMPLOYEE FOR GOOD REASON. Employee
shall have the right to terminate this Agreement for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence, without Employee's prior written consent, of any one or more of the following events:

                  .........(i) The assignment to Employee of any duties that are materially inconsistent with, or reflect a material continuing reduction of the powers and responsibilities, or a change of Employee's reporting responsibilities, set forth on Exhibit A hereto, or a material improper intervention by Company's Board of Directors in Employee's ability to materially perform the duties and responsibilities set forth on Exhibit A hereto;

                  .........(ii)     Company's material breach of any of the
provisions of this Agreement, or a material change in the conditions of Employee's employment; or

                  .........(iii) The relocation of Company's principal executive officers to a location outside of the Southern California area or the Company's requiring Employee to be based anywhere other than Company's principal executive offices, except for travel on the Company's business to an extent substantially consistent with the Employee's position and responsibilities.

Employee agrees to provide Company thirty (30) days' prior written notice of any termiantion for Good Reason, during which 30 day period Company shall have the right to cure the circumstances giving rise to the Good Reason stated in such notice. Except as set forth in Paragraph 7 below, in the event of termination for Good Reason, Employee shall receive compensation pursuant to the provisions of Company's severance policies.

         7. MERGER OR OTHER CHANGE IN CONTROL. Employee shall have the right to terminate this Agreement for Good Reason if at any time within ninety (90) days after completion of (i) a merger of the Company with any other corporation as a result of which the shareholders of the Company immediately prior to such merger fail to win at least a majority of the voting securities of the surviving corporation in such merger immediately after the merger, and members of the Board of Directors of Company, elected by the stockholders of the Company or by a majority of the directors of the Company who were elected by the stockholders of the Company, fail to constitute a majority of the Board of Directors of the surviving corporation following completion of the merger, or (ii) a sale of all or substantially all of the assets of the Company to another corporation, if (x) a majority of the directors of the ultimate parent of the purchase immediately following the purchase and sale were not members of the Board of Directors of the Company immediately prior to such sale and (y) shareholders of the Company immediately prior to such sale do not hold a majority of the voting securities of the ultimate parent of the purchasing corporation following completion of such sale; or (iii) a purchase by another person, firm or corporation of a majority of the voting securities of the Company, and following completion of such sale, members of the Board of Directors of the Company elected by the stockholders of the Company (other than such purchaser) fail to constitute a majority of the Board of Directors of the Company. If Employee elects to terminate this Agreement for Good Reason for the reasons set forth in this Paragraph 7, then Employee shall be eligible to receive immediately, in a lump sum, an amount equal to the Base Salary that would have been payable to Employee pursuant to this Agreement had Employee continued to be employed for the nine
(9) months immediately following the Termination Date (such Base Salary for such period being equal to Employee's Base Salary as of the Termination Date) plus an amount equal to the greater of (i) the total of any performance bonus or bonuses paid to Employee pursuant to Section 3(b) hereof in the fiscal year of the Company ended prior to the fiscal year in which the Termination Date occurs, or
(ii) the average of the annual performance bonuses paid to him by Company with respect to the three fiscal years ended immediately prior to the fiscal year in which the Termination Date occurs.

         8.       NONCOMPETITION PROVISIONS.

                  (a)......RIGHT TO COMPANY MATERIALS.  Employee agrees that all styles, designs, lists, materials, books, files, reports, correspondence, records, and other documents ("Company Materials") used, prepared, or made available to Employee, shall be and shall remain the property of the Company. Upon the termination of employment or the expiration of this Agreement, all Company Materials shall be returned immediately to Company, and Employee shall not make or retain any copies thereof.

                  (b)......ANTISOLICITATION.  Employee  promises and agrees that during the term of this Agreement he will not influence or attempt to influence customers or suppliers of Company or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of Company, or any subsidiary or affiliate of Company.

                  (c)......SOLICITING   EMPLOYEES.   During  the  term  of  this
Agreement, Employee promises and agrees that he will not directly or indirectly solicit any of Company's employees to work for any business, individual, partnership, firm, corporation or other entity then in competition with the business of Company or any subsidiary or affiliate of Company.

         9. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a fax to the respective persons named below:

                  If  to Company:   Regency Health Services, Inc.
                                    2742 Dow Avenue
                                    Tustin, California 92780
                                    Attention:  Chief Executive Officer
                                    Phone:   (714) 544-4443
                                    Fax:     (714) 544-4413

                  If to Employee:   Randy Robertson

Either party may change such party's address for notices by notice duly given pursuant hereto.

         10. ATTORNEYS' FEES. In the event judicial or quasi-judicial determination is necessary of any dispute arising as to the parties' rights and obligations hereunder, Company and Employee shall each bear their own respective attorneys' fees and costs associated with such dispute.

         11. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to employment or with respect to the compensation of Employee by Company from and after the Effective Date.

         12. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the express provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of Company hereunder.

         13. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of California.

         14. ENTIRE AGREEMENT; HEADINGS. This Agreement embodies the entire agreement of the parties respecting the matters within its scope and may be modified only in writing. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute apart of this Agreement for any other purpose.

         15. WAIVER, MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

         16. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

         17. INDEMNIFICATION. Company shall indemnify and hold Employee harmless to the maximum extent permitted by Section 145 of the Delaware General Corporation Law and the Bylaws of the Company.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee has hereunto signed this Agreement as of the date first above written.


                  COMPANY:

                  REGENCY HEALTH SERVICES, INC.


                  By:
                  Richard K. Matros, President/CEO

                  EMPLOYEE:



                  Randy Robertson